BIOLASE NAMES JOHN BEAVER SENIOR VICE PRESIDENT,
CHIEF FINANCIAL OFFICER

Veteran Financial Executive Has Proven Leadership in Financial Management, Commercial
Production

IRVINE, Calif. October 2, 2017 — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, announced today that veteran financial executive John R. Beaver has been named Senior Vice President and Chief Financial Officer, effective October 1, 2017. He reports directly to President and CEO Harold C. Flynn, Jr.

Mr. Beaver, 56, brings proven leadership and technical experience in finance and business management in both public and private companies.

“John’s business expertise, particularly in terms of building, implementing and managing effective financial and commercial processes in turnaround and growth companies is a natural fit for BIOLASE,” Flynn said. “He has proven abilities in the various financial challenges facing both private and public companies. We are all very excited to welcome John to the BIOLASE team.”

Prior to joining BIOLASE, Mr. Beaver served as the Chief Financial Officer of San Jose, CA-based Silicor Materials, Inc., a global leader in the production of solar silicon, from 2009 to 2013 and from 2015 to 2017. He also served on Silicor’s Board of Directors from 2013 to 2015.

While at Silicor, he led debt and equity fundraising efforts to finance the company’s transition from start-up to commercial production. He also supported annual revenue growth from zero to approximately $100 million in less than one year, and he developed and implemented many of the company’s business processes.

Previously, from 2013-2015, Mr. Beaver was Chief Financial Officer for Seattle-based Modumetal, Inc., a nano-laminated alloy coatings company focused on oil and gas applications. At Modumetal, he led efforts to raise more than $50 million in debt and equity to fund the transition from start-up to commercial production.

From 2001 to 2007, Mr. Beaver was at Houston-based Sterling Chemicals, Inc., a mid-sized, publicly-traded commodity chemical manufacturer, where he served as Senior Vice President Finance and Chief Financial Officer and prior to that position he was its Vice President, Corporate Controller.

He has also held senior financial management positions at Pioneer Companies, Inc., and Borden Chemicals and Plastics.

He has a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

About BIOLASE, Inc.
BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including digital x-rays and CAD/CAM scanners. BIOLASE’s products are focused on technologies that advance the practice of dentistry to both dentists and their patients. BIOLASE’s proprietary laser products incorporate approximately 210 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold approximately 34,900 laser systems to date in over 90 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer markets.

For updates and information on WaterLase® iPlus™ and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, LinkedIn at www.linkedin.com/company/biolase, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995 that involve significant risks and uncertainties, including statements regarding expected effects of the April 2017 financing and anticipated growth. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual and quarterly reports filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

DresnerAllenCaron
Mike Mason (Investors)
mmason@dresnerallencaron.com
212-691-8087
Rene Caron (Investors)
rcaron@dresnerallencaron.com
Len Hall (Media)
lhall@dresnerallencaron.com
949-474-4300